SUPPLEMENT DATED APRIL 28, 2005, TO SUPPLEMENT DATED AUGUST 11, 2004, TO
 PROSPECTUS SUPPLEMENT DATED JUNE 29, 2004 (TO PROSPECTUS DATED MARCH 30, 2004)

                                  $313,413,716
                                  (APPROXIMATE)

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                                     ISSUER

                     AMERICAN HOME MORTGAGE SERVICING, INC.
               (FORMERLY KNOWN AS COLUMBIA NATIONAL, INCORPORATED)
                                 MASTER SERVICER

                     AMERICAN HOME MORTGAGE SECURITIES, LLC
                                    DEPOSITOR

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2,
                      MORTGAGE-BACKED NOTES, SERIES 2004-2

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated June 29, 2004.

         Subject to the terms and conditions set forth in an underwriting agreement dated April 28, 2005, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Class III-A, Class IV-A-3, Class IV-A-4 and Class IV-A-5 Notes (the "Notes"). Distribution of the Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately 100.20%, 99.81%, 99.15% and 99.10% of the aggregate initial Note Principal Balance of the Class III-A, Class IV-A-3, Class IV-A-4 and Class IV-A-5 Notes, respectively, plus accrued interest on the Notes from April 1, 2005. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Notes are offered subject to (i) receipt and acceptance by the Underwriter, (ii) prior sale, and (iii) the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. The Notes are expected to be delivered through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about April 29, 2005.

         The underwriting agreement provides that the Depositor and the Seller, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                      [RBS GREENWICH CAPITAL LOGO OMITTED]

         The following shall be added as the last Risk Factor in the section "Risk Factors" of the prospectus supplement:

THE SERVICING OPERATIONS OF THE MASTER SERVICER ARE BEING TRANSFERRED TO TEXAS

         As of March 1, 2005, the primary servicing operations of the Master Servicer are in the process of being moved from offices in Maryland, to offices in Texas. The Master Servicer expects that the move will be completed by July 31, 2005. Investors should note, however, that when the offices associated with servicing are relocated, there may be a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement will cause losses or shortfalls to be incurred by the holders of the notes. An increase in the number of liquidations of defaulted mortgage loans will have the same effect as an increase in the rate of prepayments on the mortgage loans.

         The entire section "Loan Group III" under "The Mortgage Pool--Mortgage Loan Characteristics" shall be deleted in its entirety and replaced with the following:

         Loan Group III

         The Group III Loans will have an aggregate principal balance as of April 1, 2005 of approximately $108,554,990, after application of scheduled payments due on or before April 1, 2005, whether or not received. All of the Group III Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the Group III Loans at origination was approximately $213,370. No Group III Loan had a principal balance at origination of greater than approximately $891,100 or less than approximately $57,000. The average principal balance of the Group III Loans as of April 1, 2005 will be approximately $211,196. No Group III Loan had a principal balance as of April 1, 2005 of greater than approximately $885,193 or less than approximately $56,363.

         As of April 1, 2005, the Group III Loans will have mortgage rates ranging from approximately 3.875% per annum to approximately 8.250% per annum and the weighted average mortgage rate will be approximately 5.711% per annum. The weighted average remaining term to stated maturity of the Group III Loans will be approximately 350 months as of April 1, 2005. None of the Group III Loans will have a first Due Date prior to September 1, 2003, or after August 1, 2004, or will have a remaining term to maturity of less than 340 months or greater than 351 months as of April 1, 2005. The latest maturity date of any Group III Loan is July 1, 2034.

         None of the Group III Loans will be a buydown mortgage loan.

         None of the Group III Loans originated in Georgia will be subject to the Georgia Fair Lending Act.

         None of the Group III Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

         None of the Group III Loans will have reached their first adjustment date as of the Closing Date.

         None of the Group III Loans will provide for prepayment charges.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the Group III Loans will be approximately 80.86%. No loan-to-value ratio at origination of any Group III Loan was greater than approximately 97.00% or less than approximately 35.83%.

         The entire section "Loan Group IV" under "The Mortgage Pool--Mortgage Loan Characteristics" shall be deleted in its entirety and replaced with the following:

         Loan Group IV

         The Group IV Loans had an aggregate principal balance as of April 1, 2005 of approximately $472,915,678, after application of scheduled payments due on or before April 1, 2005, whether or not received. All of the Group IV Loans are secured by first liens on the related mortgaged property.

         The average principal balance of the Group IV Loans at origination was approximately $290,592. No Group IV Loan had a principal balance at origination of greater than approximately $1,500,000 or less than approximately $27,720. The average principal balance of the Group IV Loans as of April 1, 2005will be approximately $287,487. No Group IV Loan had a principal balance as of April 1, 2005 of greater than approximately $1,500,000 or less than approximately $27,049.

         As of April 1, 2005, the Group IV Loans had mortgage rates ranging from approximately 3.625% per annum to approximately 8.500% per annum and the weighted average mortgage rate will be approximately 5.093% per annum. The weighted average remaining term to stated maturity of the Group IV Loans will be approximately 349 months as of April 1, 2005. None of the Group IV Loans will have a first Due Date prior to December 1, 2001, or after August 1, 2004, or will have a remaining term to maturity of less than 168 months or greater than 465 months as of April 1, 2005. The latest maturity date of any Group IV Loan is January 1, 2044.

         None of the Group IV Loans will be a buydown mortgage loan.

         None of the Group IV Loans originated in Georgia will be subject to the Georgia Fair Lending Act.

         None of the Group IV Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

         Approximately 0.03% of the Group IV Loans have reached their first adjustment date as of April 1, 2005.

         None of the Group IV Loans provide for prepayment charges.

         The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the Group IV Loans will be approximately 76.33%. No loan-to-value ratio at origination of any Group IV Loan was greater than approximately 100.00% or less than approximately 6.86%.

         The delinquency tables for the Master Servicer under "The Master Servicer--General" in the prospectus supplement shall be deleted in their entirety and replaced with the following:


            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                     ADJUSTABLE RATE MORTGAGE LOAN PORTFOLIO

                                       AS OF SEPTEMBER 30, 2004                   AS OF NOVEMBER 30, 2003

                                                               % BY                                          % BY
                                NO. OF       PRINCIPAL       PRINCIPAL                     PRINCIPAL       PRINCIPAL
                                LOANS         BALANCE         BALANCE    NO. OF LOANS       BALANCE         BALANCE
                             -----------------------------------------------------------------------------------------
Count/Balance...............     39,291    $ 8,232,798,967                   15,680     $2,722,534,254
  30-59 Days................        446    $    81,680,044       0.99%          272     $   34,929,151         1.28%
  60-89 Days................         79    $    14,653,738       0.18%           45     $    5,943,734         0.22%
  90 Days or more...........         73    $    11,298,668       0.14%           39     $    3,743,110         0.14%
Delinquent/Bankruptcies.....        120    $    11,806,973       0.14%          115     $    9,965,649         0.36%
                                -------    ---------------       ----        ------     --------------         ----
Total Delinquencies.........        718    $   119,439,423       1.45%          471     $   54,581,644         2.00%
                                =======    ===============       ====        ======     ==============         ====
Foreclosures Pending........         94    $    12,677,963       0.15%           88     $    8,914,390         0.33%
Total Default...............        812    $   132,117,386       1.60%          559     $   63,496,034         2.33%

                                     AS OF DECEMBER 31, 2004

                                                                      % BY
                                 NO. OF          PRINCIPAL          PRINCIPAL
                                 LOANS            BALANCE            BALANCE
                                --------     ----------------      -----------
Count/Balance...............     47,738      $ 10,680,668,217
  30-59 Days................        535      $    109,713,803         1.02%
  60-89 Days................         94      $     18,117,688         0.16%
  90 Days or more...........         38      $      5,813,868         0.05%
Delinquent/Bankruptcies.....         78      $      7,072,773         0.06%
                                 ------      ----------------         ----
Total Delinquencies.........        745      $    140,072,131         1.31%
                                 ======      ================         ====
Foreclosures Pending........        106      $     20,815,426         0.19%
Total Default...............        851      $    161,533,557         1.51%

            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                       FIXED RATE MORTGAGE LOAN PORTFOLIO

                                       As of December 31, 2004

                                                                      % BY
                                 NO. OF                             PRINCIPAL
                                 LOANS      PRINCIPAL BALANCE        BALANCE
                                --------     ----------------      -----------
Count/Balance...............     52,683      $  6,009,988,813
  30-59 Days................      1,250      $    218,903,320         1.97%
  60-89 Days................        262      $     24,919,320         0.41%
  90 Days or more...........        232      $     19,411,083         0.32%
Delinquent/Bankruptcies.....        430      $     39,372,889         0.65%
                                 ------      ----------------         ----
Total Delinquencies.........      2,154      $    249,863,302         3.37%
                                 ======      ================         ====
Foreclosures Pending........        314      $     31,155,164         0.51%
Total Default...............      2,468      $    233,762,251         3.88%


            DELINQUENCY AND FORECLOSURE EXPERIENCE IN AMERICAN HOME'S
                             MORTGAGE LOAN PORTFOLIO

                                       As of December 31, 2004

                                                                      % BY
                                 NO. OF                             PRINCIPAL
                                 LOANS      PRINCIPAL BALANCE        BALANCE
                                --------     ----------------      -----------
Count/Balance...............    105,011      $ 16,955,933,011
  30-59 Days................      1,882      $    233,710,634         1.37%
  60-89 Days................        401      $     45,068,378         0.26%
  90 Days or more...........        275      $     25,941,223         0.15%
Delinquent/Bankruptcies.....        508      $     46,445,663         0.27%
                                 ------      ----------------         ----
Total Delinquencies.........      3,066      $    351,165,898         2.87%
                                 ======      ================         ====
Foreclosures Pending........        420      $     51,970,590         0.30%
Total Default...............      3,486      $    403,136,488         2.37%


         The decrement tables for the Class III-A, Class IV-A-3, Class IV-A-4 and Class IV-A-5 Notes under the section "Yield on the Notes--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:

          PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES

                                                                    CLASS III-A NOTES
                                                                    -----------------
Group I (CPR):                              5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                            5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment Assumption):             40%            75%           100%           125%            160%
Payment Date
------------
Initial Percentage                          100%           100%           100%           100%            100%
April 2006                                   94             83             72             62              56
April 2007                                   87             68             52             37              30
April 2008                                   82             57             39             25              20
April 2009                                   77             48             29             16              12
April 2010                                   72             40             21             10              7
April 2011                                   67             34             16              6              4
April 2012                                   62             28             11              4              2
April 2013                                   58             23              8              2              1
April 2014                                   54             19              6              1              0
April 2015                                   50             16              4              *              0
April 2016                                   46             13              3              0              0
April 2017                                   43             11              2              0              0
April 2018                                   40              9              1              0              0
April 2019                                   36              7              *              0              0
April 2020                                   33              6              *              0              0
April 2021                                   31              5              0              0              0
April 2022                                   28              4              0              0              0
April 2023                                   25              3              0              0              0
April 2024                                   22              2              0              0              0
April 2025                                   20              1              0              0              0
April 2026                                   17              1              0              0              0
April 2027                                   15              *              0              0              0
April 2028                                   13              *              0              0              0
April 2029                                   10              0              0              0              0
April 2030                                    8              0              0              0              0
April 2031                                    6              0              0              0              0
April 2032                                    4              0              0              0              0
April 2033                                    1              0              0              0              0
April 2034                                    0              0              0              0              0
April 2035                                    0              0              0              0              0
Weighted  Average  Life  in  years  (to
Maturity)**
                                            11.52          5.32           3.16           2.13            1.80
Weighted Average Life in years (the
earlier of the optional termination date
and the related note rate change date)**
                                            2.01           1.78           1.56           1.35            1.25

(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES

                                                                    CLASS IV-A-3 NOTES
                                                                    -----------------
Group I (CPR):                              5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                            5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment Assumption):             40%            75%           100%           125%            160%
PAYMENT DATE
Initial Percentage                          100%           100%           100%           100%            100%
April 2006                                   100            100            100            58              34
April 2007                                   100            91             14              0              0
April 2008                                   100            38              0              0              0
April 2009                                   100             0              0              0              0
April 2010                                   100             0              0              0              0
April 2011                                   80              0              0              0              0
April 2012                                   57              0              0              0              0
April 2013                                   37              0              0              0              0
April 2014                                   19              0              0              0              0
April 2015                                    1              0              0              0              0
April 2016                                    0              0              0              0              0
April 2017                                    0              0              0              0              0
April 2018                                    0              0              0              0              0
April 2019                                    0              0              0              0              0
April 2020                                    0              0              0              0              0
April 2021                                    0              0              0              0              0
April 2022                                    0              0              0              0              0
April 2023                                    0              0              0              0              0
April 2024                                    0              0              0              0              0
April 2025                                    0              0              0              0              0
April 2026                                    0              0              0              0              0
April 2027                                    0              0              0              0              0
April 2028                                    0              0              0              0              0
April 2029                                    0              0              0              0              0
April 2030                                    0              0              0              0              0
April 2031                                    0              0              0              0              0
April 2032                                    0              0              0              0              0
April 2033                                    0              0              0              0              0
April 2034                                    0              0              0              0              0
April 2035                                    0              0              0              0              0
Weighted  Average  Life  in  years  (to
Maturity)**
                                            7.49           2.82           1.62           1.10            0.93
Weighted Average Life in years (the
earlier of the optional termination date
and the related note rate change date)**
                                            4.16           2.82           1.62           1.10            0.93

(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES

                                                                    CLASS IV-A-4 NOTES
                                                                    -----------------
Group I (CPR):                              5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                            5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment Assumption):             40%            75%           100%           125%            160%
Payment Date
------------
Initial Percentage                          100%           100%           100%           100%            100%
April 2006                                   100            100            100            100            100
April 2007                                   100            100            100             4              0
April 2008                                   100            100            20              0              0
April 2009                                   100            95              0              0              0
April 2010                                   100            30              0              0              0
April 2011                                   100             0              0              0              0
April 2012                                   100             0              0              0              0
April 2013                                   100             0              0              0              0
April 2014                                   100             0              0              0              0
April 2015                                   100             0              0              0              0
April 2016                                   71              0              0              0              0
April 2017                                   42              0              0              0              0
April 2018                                   14              0              0              0              0
April 2019                                    0              0              0              0              0
April 2020                                    0              0              0              0              0
April 2021                                    0              0              0              0              0
April 2022                                    0              0              0              0              0
April 2023                                    0              0              0              0              0
April 2024                                    0              0              0              0              0
April 2025                                    0              0              0              0              0
April 2026                                    0              0              0              0              0
April 2027                                    0              0              0              0              0
April 2028                                    0              0              0              0              0
April 2029                                    0              0              0              0              0
April 2030                                    0              0              0              0              0
April 2031                                    0              0              0              0              0
April 2032                                    0              0              0              0              0
April 2033                                    0              0              0              0              0
April 2034                                    0              0              0              0              0
April 2035                                    0              0              0              0              0
Weighted  Average  Life  in  years  (to
Maturity)**
                                            11.76          4.72           2.74           1.76            1.50
Weighted Average Life in years (the
earlier of the optional termination date
and the related note rate change date)**
                                            4.16           4.14           2.74           1.76            1.50

(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES

                                                                    CLASS IV-A-5 NOTES
                                                                    -----------------
Group I (CPR):                              5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                            5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                             5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment Assumption):             40%            75%           100%           125%            160%
Payment Date
------------
Initial Percentage                          100%           100%           100%           100%            100%
April 2006                                   100            100            100            100            100
April 2007                                   100            100            100            100             56
April 2008                                   100            100            100            18              0
April 2009                                   100            100            45              0              0
April 2010                                   100            100             0              0              0
April 2011                                   100            78              0              0              0
April 2012                                   100            37              0              0              0
April 2013                                   100             3              0              0              0
April 2014                                   100             0              0              0              0
April 2015                                   100             0              0              0              0
April 2016                                   100             0              0              0              0
April 2017                                   100             0              0              0              0
April 2018                                   100             0              0              0              0
April 2019                                   89              0              0              0              0
April 2020                                   66              0              0              0              0
April 2021                                   45              0              0              0              0
April 2022                                   24              0              0              0              0
April 2023                                    4              0              0              0              0
April 2024                                    0              0              0              0              0
April 2025                                    0              0              0              0              0
April 2026                                    0              0              0              0              0
April 2027                                    0              0              0              0              0
April 2028                                    0              0              0              0              0
April 2029                                    0              0              0              0              0
April 2030                                    0              0              0              0              0
April 2031                                    0              0              0              0              0
April 2032                                    0              0              0              0              0
April 2033                                    0              0              0              0              0
April 2034                                    0              0              0              0              0
April 2035                                    0              0              0              0              0
Weighted  Average  Life  in  years  (to
Maturity)**
                                            15.82          6.74           3.98           2.66            2.16
Weighted Average Life in years (the
earlier of the optional termination date
and the related note rate change date)**
                                            4.16           4.16           3.86           2.66            2.16

(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

         THESE TABLES HAVE BEEN PREPARED BASED ON THE MODELING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above assume, among other things, the following modeling assumptions:

                  (1) the Class III-A, Class IV-A-3, Class IV-A-4 and Class IV-A-5 Notes will be purchase on April 29, 2005;

                  (2) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of April 1, 2005 and remaining amortization term such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods);

                  (3) the level of one-month LIBOR remains constant at 3.06% per annum, the level of six-month LIBOR remains constant at 3.40% per annum, the level of one-year LIBOR remains constant at 3.71% per annum and the level of one-year CMT remains constant at 3.34% per annum; and

                  (4) as of April 1, 2005, the Group I, Group II, Group III, Group IV and Group V mortgage loans have the characteristics set forth in the table below:

                            MORTGAGE LOAN ASSUMPTIONS

                                                  MASTER SERVICING    REMAINING TERM                        MAXIMUM         AGE (IN
    LOAN          CURRENT      CURRENT MORTGAGE         FEE             TO MATURITY         GROSS           MORTGAGE        MONTHS)
   GROUP       BALANCES ($)        RATE (%)           RATE (%)         (IN MONTHS)       MARGIN (%)         RATE (%)
     1               425,532.39     4.89968           0.37500              350             2.25000          10.66613           10
     1             9,510,398.16     3.01146           0.31601              350             2.25000          10.94259           10
     1               357,782.02     5.12500           0.25000              350             2.50000          12.00000           10
     1            45,117,650.97     4.88330           0.29349              349             2.25830          12.00000           11
     1            88,125,727.66     5.89556           0.34158              349             4.92413          10.89891           11
     1            16,603,552.83     5.89058           0.34140              350             4.70443          10.89058           10
     1             6,537,798.59     4.53585           0.36510              345             2.14625          10.32589           15
     1            96,791,865.66     4.55173           0.32691              348             2.19492          12.05878           12
     2            38,533,789.46     4.12646           0.26411              344             2.28419          10.12111           11
     2           130,944,334.51     4.33945           0.30148              349             2.25000          10.33945           11
     3            85,275,267.80     5.71054           0.34667              349             4.97894          10.71054           11
     3               290,179.86     5.75000           0.37500              340             3.25000          11.75000           20
     3            22,989,542.15     5.71381           0.32403              350             4.47110          10.71381           10
     4             1,538,664.11     4.44872           0.29477              348             2.58836           9.54437           14
     4            82,684,293.34     4.62819           0.26393              349             2.27024           9.62819           11
     4               951,665.72     3.84803           0.28717              349             2.25000           9.84803           11
     4           249,423,667.23     4.80571           0.29330              350             2.25000           9.80571           10
     4           111,204,199.52     5.88594           0.35289              349             4.93461          10.88594           11
     4            25,740,100.55     6.01552           0.34954              350             3.93191          11.01552           10
     4               582,166.61     5.12500           0.25000              341             2.75000          11.12500           19
     4               639,851.83     5.42284           0.28858              345             2.40432          10.42284           15
     4               151,069.13     4.75000           0.37500              342             2.25000           8.75000           18
     5            78,870,912.24     6.72525           0.25000              330               N/A              N/A              11
     5             2,958,823.13     6.71048           0.25000              351               N/A              N/A              9

                            MORTGAGE LOAN ASSUMPTIONS


                MINIMUM                                         NUMBER OF MONTHS                    ORIGINAL
             MORTGAGE RATE  INITIAL PERIODIC  ONGOING PERIODIC  UNTIL NEXT RATE  RATE ADJUSTMENT  INTEREST ONLY
  LOAN GROUP      (%)         RATE CAP (%)      RATE CAP (%)      ADJUSTMENT        FREQUENCY         MONTHS     INDEX
       1        2.25000         1.76645            1.76645             4                12              0        1 Year LIBOR
       1        2.25000         2.00000            2.00000             3                12             117       1 Year LIBOR
       1        2.50000           N/A                N/A               1                1               0        1M LIBOR
       1        2.25830           N/A                N/A               1                1              119       1M LIBOR
       1        4.92413         3.00000            1.00000            13                6               0        6M LIBOR
       1        4.70443         3.00000            1.00000            14                6              60        6M LIBOR
       1        2.14625           N/A                N/A               3                6               0        6M LIBOR
       1        2.19492           N/A                N/A               3                6              116       6M LIBOR
       2        2.28419         2.00535            1.99465            25                12              0        1 Year LIBOR
       2        2.25000         2.00000            2.00000            25                12             36        1 Year LIBOR
       3        4.97894         3.00000            1.00000            25                6               0        6M LIBOR
       3        3.25000         3.00000            1.00000            16                6              60        6M LIBOR
       3        4.47110         3.00000            1.00000            26                6              60        6M LIBOR
       4        2.58836         3.11865            1.77708            46                12              0        1 Year CMT
       4        2.27024         5.00000            2.00000            49                12              0        1 Year LIBOR
       4        2.25000         2.00000            2.00000            49                12             36        1 Year LIBOR
       4        2.25000         5.00000            2.00000            50                12             60        1 Year LIBOR
       4        4.93461         5.00000            1.00000            49                6               0        6M LIBOR
       4        3.93191         5.00000            1.00000            50                6              60        6M LIBOR
       4        2.75000         2.00000            2.00000            65                12              0        1 Year CMT
       4        2.40432         5.00000            2.00000            69                12              0        1 Year LIBOR
       4        2.25000         1.00000            1.00000             6                12              0        1 Year CMT
       5          N/A             N/A                N/A              N/A              N/A              0             N/A
       5          N/A             N/A                N/A              N/A              N/A             60             N/A

         The tables regarding the Group III Loans and Group IV Loans under the section entitled "Schedule A--Certain Characteristics of the Mortgage Loans in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the Group III Loans and Group IV Loans as of April 1, 2005, after deducting payments due during the month of April 2005, unless otherwise indicated:

      PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF ORIGINAL MORTGAGE    MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
LOAN PRINCIPAL BALANCES         LOANS        APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   ------------------   --------------
$  57,000 to $100,000.....        46      $     3,690,460.03        3.40%
$100,001 to $150,000......       121           14,955,289.94       13.78
$150,001 to $200,000......       116           20,113,023.50       18.53
$200,001 to $250,000......        90           19,899,317.42       18.33
$250,001 to $300,000......        49           13,367,681.93       12.31
$300,001 to $350,000......        34           10,878,526.60       10.02
$350,001 to $400,000......        26            9,725,751.98        8.96
$400,001 to $600,000......        28           13,128,863.43       12.09
$600,001 to $800,000......         3            1,910,881.64        1.76
$800,001 to $1,000,000....         1              885,193.34        0.82
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Minimum Original Principal Balance: $57,000

Maximum Original Principal Balance: $891,100

Average Original Principal Balance: $213,370

SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF APRIL 1, 2005 IN GROUP III

                                               AGGREGATE
RANGE OF SCHEDULED            NUMBER OF    PRINCIPAL BALANCE
MORTGAGE LOAN PRINCIPAL       MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
BALANCES                        LOANS        APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
$  56,363 to $100,000......       50      $     4,087,305.65        3.77%
$100,001 to $150,000.......      121           15,154,373.01       13.96
$150,001 to $200,000.......      114           19,916,487.77       18.35
$200,001 to $250,000.......       89           19,749,198.70       18.19
$250,001 to $300,000.......       51           14,012,107.99       12.91
$300,001 to $350,000.......       31            9,984,826.30        9.20
$350,001 to $400,000.......       27           10,123,938.36        9.33
$400,001 to $600,000.......       27           12,730,677.05       11.73
$600,001 to $800,000.......        3            1,910,881.64        1.76
$800,001 to $1,000,000.....        1              885,193.34        0.82
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Minimum Scheduled Principal Balance: $56,363

Maximum Scheduled Principal Balance: $885,193

Average Scheduled Principal Balance: $211,196

      MORTGAGE RATES OF THE MORTGAGE LOANS AS OF APRIL 1, 2005 IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                               MORTGAGE    OUTSTANDING AS OF    PERCENTAGE OF
RANGE OF MORTGAGE RATES         LOANS        APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
3.875% to 4.000%.........          4      $       622,756.30        0.57%
4.001% to 4.500%.........         19            4,024,309.18        3.71
4.501% to 5.000%.........         83           17,468,423.08       16.09
5.001% to 5.500%.........        117           25,891,467.04       23.85
5.501% to 6.000%.........        144           30,721,205.16       28.30
6.001% to 6.500%.........         93           18,026,391.75       16.61
6.501% to 7.000%.........         40            8,094,658.72        7.46
7.001% to 7.500%.........         10            2,683,057.18        2.47
7.501% to 8.000%.........          3              730,903.13        0.67
8.001% to 8.500%.........          1              291,818.27        0.27
                                 ---      ------------------      ------
         Total...........        514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Minimum Mortgage Rate: 3.875%

Maximum Mortgage Rate: 8.250%

Weighted Average Mortgage Rate: 5.711%

                   ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE         MORTGAGE    OUTSTANDING AS OF    PERCENTAGE OF
       RATIO (%)                LOANS        APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
  35.83 to 50.00.......           17      $     3,077,140.95        2.83%
  55.01 to 60.00.......            7            1,705,458.86        1.57
  60.01 to 65.00.......           11            2,996,611.59        2.76
  65.01 to 70.00.......           23            6,067,023.95        5.59
  70.01 to 75.00.......           40            9,858,855.30        9.08
  75.01 to 80.00.......          228           47,989,902.06       44.21
  80.01 to 85.00.......           13            2,411,069.20        2.22
  85.01 to 90.00.......           82           17,311,375.22       15.95
  90.01 to 95.00.......           92           16,955,325.63       15.62
  95.01 to 100.00......            1              182,227.05        0.17
                                 ---      ------------------      ------
         Total.........          514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Weighted Average Original Loan-to-Value: 80.86%.

* Loan to value ratios are calculated by talking the Original Principal Balance and dividing the lesser of the original appraised value and sale price of the property.

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
GEOGRAPHIC                     MORTGAGE    OUTSTANDING AS OF    PERCENTAGE OF
DISTRIBUTION                    LOANS        APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Arizona..............             25      $     4,727,585.24        4.36%
California...........             34            9,695,614.85        8.93
Colorado.............             14            2,915,358.06        2.69
Florida..............             32            4,632,815.95        4.27
Illinois.............            135           28,608,751.05       26.35
Maryland.............             29            5,952,019.65        5.48
Nevada...............             57           12,806,511.16       11.80
New York.............             25            7,888,868.72        7.27
Oregon...............             15            2,548,931.81        2.35
Virginia.............             27            6,551,112.72        6.03
Washington...........             10            2,351,397.80        2.17
Other................            111           19,876,022.80       18.31
                                 ---      ------------------      ------
         Total.......            514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

         No more than approximately 1.46% of the Mortgage Loans in Group III by Scheduled Principal Balance will be secured by properties located in any one zip code area.

       CREDIT SCORE AS OF APRIL 1, 2005 OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
CREDIT SCORE RANGE             LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
573 to 580.............            1      $       272,771.13        0.25%
581 to 600.............            1              122,436.93        0.11
601 to 620.............            5              746,515.99        0.69
621 to 640.............           63           13,483,454.83       12.42
641 to 660.............           82           16,467,296.08       15.17
661 to 680.............          101           21,864,187.39       20.14
681 to 700.............           64           13,550,488.83       12.48
701 to 720.............           62           13,495,989.37       12.43
721 to 740.............           44            9,461,191.25        8.72
741 to 760.............           52           10,013,961.96        9.22
761 to 780.............           31            6,767,355.83        6.23
781 to 800.............            7            2,135,192.77        1.97
Greater than 800.......            1              174,147.45        0.16
                                 ---      ------------------      ------
         Total.........          514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

         Weighted Average Credit Score (where credit scores were available): 690

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PROPERTY TYPE                  LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Single Family.............       312      $    64,956,793.34       59.84%
Planned Unit
Development...............       108           23,581,006.06       21.72
Two- to Four-Family.......        42           11,706,971.91       10.78
Condominium...............        52            8,310,218.50        7.66
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

            OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
OCCUPANCY                      LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Primary Residence.........       417      $    90,275,138.79       83.16%
Non-Owner Occupied........        79           13,864,733.98       12.77
Second/Vacation...........        18            4,415,117.04        4.07
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
LOAN PURPOSE                   LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Purchase..................       300      $    62,313,449.09       57.40%
Equity Refinance..........       157           34,331,798.69       31.63
Rate/Term Refinance.......        57           11,909,742.03       10.97
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

             DOCUMENTATION TYPES OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
DOCUMENTATION                  LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
No Documentation..........       246      $    52,308,136.66       48.19%
Verbal Verification.......       188           42,039,117.35       38.73
Full/Alternative
Documentation.............        79           13,975,735.80       12.87
Stated Income.............         1              232,000.00        0.21
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

      ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF ORIGINAL TERMS       MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
(MONTHS)                       LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
360.......................       514      $   108,554,989.81      100.00%
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Minimum Original Term to Stated Maturity (months): 360

Maximum Original Term to Stated Maturity (months): 360

Weighted Average Original Term to Stated Maturity (months): 360

      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF REMAINING TERMS      MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
(MONTHS)                       LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
340 to 348................        72      $    14,510,886.00       13.37%
349 to 351................       442           94,044,103.81       86.63
                                 ---      ------------------      ------
         Total...........        514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Minimum Remaining Term to Stated Maturity (months): 340

Maximum Remaining Term to Stated Maturity (months): 351

Weighted Average Remaining Term to Stated Maturity (months): 350

                    INDEX OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INDEX                          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
6 Mo. LIBOR...............       514      $   108,554,989.81      100.00%
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

          RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
RATE ADJUSTMENT FREQUENCY      LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
6 Months..................       514      $   108,554,989.81      100.00%
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

       MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
MONTHS TO NEXT RATE           MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
ADJUSTMENT                     LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
16 to 20..................         1      $       290,179.86        0.27%
21 to 27..................       513          108,264,809.95       99.73
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Weighted Average Next Rate Adjustment (months): 26

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
MONTHS TO NEXT RATE           MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
ADJUSTMENT                     LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
  8.875% to 9.000%........         4      $       622,756.30        0.57%
  9.001% to 9.500%........        19            4,024,309.18        3.71
  9.501% to 10.000%.......        83           17,468,423.08       16.09
10.001% to 10.500%........       117           25,891,467.04       23.85
10.501% to 11.000%........       143           30,431,025.30       28.03
11.001% to 11.500%........        93           18,026,391.75       16.61
11.501% to 12.000%........        41            8,384,838.58        7.72
12.001% to 12.500%........        10            2,683,057.18        2.47
12.501% to 13.000%........         3              730,903.13        0.67
13.001% to 13.500%........         1              291,818.27        0.27
                                 ---      ------------------      ------
         Total............       514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

         Weighted Average Maximum Mortgage Rate: 10.714%

              PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PERIODIC RATE CAP              LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
1.000%.....................      514      $   108,554,989.81      100.00%
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Non-Zero Weighted Average Periodic Rate Cap: 1.000%

               INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INITIAL RATE CAP               LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
3.000%.....................      514      $   108,554,989.81      100.00%
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Non-Zero Weighted Average Initial Rate Cap: 3.000%

                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
RANGE OF GROSS MARGIN          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
2.250 to 2.250.............       18      $     5,074,701.41        4.67%
3.001 to 3.250.............        1              290,179.86        0.27
4.751 to 5.000.............      495          103,190,108.54       95.06
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

Weighted Average Gross Margin: 4.867%

                 PRODUCT TYPE OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PRODUCT TYPE                   LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
3/27 6 MO LIBOR ARM........      423      $    85,275,267.80       78.55%
3/27 6 MO LIBOR ARM IO.....       91           23,279,722.01       21.45
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

            INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP III

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INTEREST ONLY FEATURE          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
None.......................      423      $    85,275,267.80       78.55%
5 Years....................       91           23,279,722.01       21.45
                                 ---      ------------------      ------
         Total.............      514      $   108,554,989.81      100.00%
                                 ===      ==================      ======

       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE    PERCENTAGE
RANGE OF ORIGINAL MORTGAGE    MORTGAGE     OUTSTANDING AS OF    OF MORTGAGE
LOAN PRINCIPAL BALANCES         LOANS        APRIL 1, 2005        LOANS
---------------------------   ---------   -------------------  --------------
$27,720 to $50,000.......           3     $       123,287.39        0.03%
$50,001 to $100,000......          90           7,449,317.39        1.58
$100,001 to $150,000.....         284          35,825,946.85        7.58
$150,001 to $200,000.....         258          44,332,296.36        9.37
$200,001 to $250,000.....         216          48,247,882.38       10.20
$250,001 to $300,000.....         149          40,710,506.67        8.61
$300,001 to $350,000.....         130          41,649,548.93        8.81
$350,001 to $400,000.....         129          48,516,017.80       10.26
$400,001 to $600,000.....         308         146,109,998.62       30.90
$600,001 to $800,000.....          52          33,193,162.42        7.02
$800,001 to $1,000,000...          19          17,737,380.23        3.75
$1,000,001 to $1,200,000.           2           1,925,014.06        0.41
$1,200,001 to $1,400,000.           1           1,165,868.94        0.25
$1,400,001 to $1,600,000.           4           5,929,450.00        1.25
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Minimum Original Principal Balance: $27,720

Maximum Original Principal Balance: $1,500,000

Average Original Principal Balance: $290,592

            SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF
                           APRIL 1, 2005 IN GROUP IV

                                               AGGREGATE
RANGE OF SCHEDULED            NUMBER OF    PRINCIPAL BALANCE    PERCENTAGE
MORTGAGE LOAN PRINCIPAL       MORTGAGE     OUTSTANDING AS OF    OF MORTGAGE
BALANCES                        LOANS        APRIL 1, 2005        LOANS
---------------------------   ---------   -------------------  --------------
$27,049 to $50,000........          3     $       123,287.39        0.03%
$50,001 to $100,000.......         92           7,622,122.45        1.61
$100,001 to $150,000......        291          36,869,457.84        7.80
$150,001 to $200,000......        256          44,407,256.64        9.39
$200,001 to $250,000......        214          48,053,732.41       10.16
$250,001 to $300,000......        149          40,892,074.80        8.65
$300,001 to $350,000......        131          42,447,157.60        8.98
$350,001 to $400,000......        132          49,926,220.39       10.56
$400,001 to $600,000......        306         146,210,989.93       30.92
$600,001 to $800,000......         45          29,605,665.36        6.26
$800,001 to $1,000,000....         20          18,581,398.24        3.93
$1,000,001 to $1,200,000.           2           2,246,864.99        0.48
$1,400,001 to $1,600,000.           4           5,929,450.00        1.25
                                -----     ------------------      ------
         Total............      1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Minimum Scheduled Principal Balance: $27,049

Maximum Scheduled Principal Balance: $1,500,000

Average Scheduled Principal Balance: $287,487

      MORTGAGE RATES OF THE MORTGAGE LOANS AS OF APRIL 1, 2005 IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
RANGE OF MORTGAGE RATES        LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
3.625% to 4.000%.........          41     $    17,503,604.85        3.70%
4.001% to 4.500%.........         250          96,976,466.09       20.51
4.501% to 5.000%.........         431         150,006,612.21       31.72
5.001% to 5.500%.........         398         105,223,312.41       22.25
5.501% to 6.000%.........         257          53,339,684.88       11.28
6.001% to 6.500%.........         161          30,784,011.64        6.51
6.501% to 7.000%.........          77          12,856,440.66        2.72
7.001% to 7.500%.........          23           4,546,842.33        0.96
7.501% to 8.000%.........           6           1,265,319.50        0.27
8.001% to 8.500%.........           1             413,383.47        0.09
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Minimum Mortgage Rate: 3.625%

Maximum Mortgage Rate: 8.500%

Weighted Average Mortgage Rate: 5.093%

                   ORIGINAL LOAN-TO-VALUE RATIOS* IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
 ORIGINAL LOAN-TO-VALUE       MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
        RATIO(%)               LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
    6.86 to 50.00........          67     $    21,328,148.38        4.51%
  55.01 to 60.00.........          44          18,510,081.69        3.91
  60.01 to 65.00.........          61          22,517,762.65        4.76
  65.01 to 70.00.........         105          37,992,361.17        8.03
  70.01 to 75.00.........         129          49,971,082.51       10.57
  75.01 to 80.00.........         933         264,538,760.76       55.94
  80.01 to 85.00.........          23           3,781,211.17        0.80
  85.01 to 90.00.........         113          22,813,660.30        4.82
  90.01 to 95.00.........         152          28,725,156.60        6.07
  95.01 to 100.00........          18           2,737,452.81        0.58
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Weighted Average Original Loan-to-Value: 76.33%.

* Loan to value ratios are calculated by talking the Original Principal Balance and dividing the lesser of the original appraised value and sale price of the property.

         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
GEOGRAPHIC DISTRIBUTION        LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Arizona.................          150     $    32,087,252.27        6.78%
California..............          271         102,669,836.51       21.71
Colorado................           44          10,053,925.92        2.13
District of Columbia....           26           9,654,101.10        2.04
Florida.................           74          14,007,778.87        2.96
Illinois................          274          84,557,215.21       17.88
Maryland................          113          34,588,139.43        7.31
Massachusetts...........           35          11,040,256.18        2.33
Nevada..................           71          19,074,561.50        4.03
New Jersey..............           39          13,968,534.51        2.95
New York................           43          16,459,519.50        3.48
Oregon..................           44          10,823,794.74        2.29
Virginia................          131          38,543,896.30        8.15
Washington..............           52          14,779,821.89        3.13
All Others..............          278          60,607,044.11       12.82
                                -----     ------------------      ------
         Total..........        1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         No more than approximately 1.40% of the Mortgage Loans in Group IV by Scheduled Principal Balance will be secured by properties located in any one zip code area.

       CREDIT SCORE AS OF APRIL 1, 2005 OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
CREDIT SCORE RANGE             LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Not Available............           2     $       408,921.17        0.09%
582 to 600...............           2             576,189.97        0.12
601 to 620...............           9           1,831,553.67        0.39
621 to 640...............          82          19,828,729.05        4.19
641 to 660...............         132          34,326,903.01        7.26
661 to 680...............         205          52,866,011.92       11.18
681 to 700...............         241          64,833,791.43       13.71
701 to 720...............         245          73,085,724.18       15.45
721 to 740...............         230          67,806,862.64       14.34
741 to 760...............         208          69,411,386.32       14.68
761 to 780...............         193          59,596,832.75       12.60
781 to 800...............          79          24,035,712.84        5.08
Greater than 800.........          17           4,307,059.09        0.91
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         Weighted Average Credit Score (where credit scores were available): 716

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PROPERTY TYPE                  LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Single Family............         935     $   282,144,449.22       59.66%
Planned Unit Development.         430         119,887,027.00       25.35
Condominium..............         190          44,007,006.34        9.31
Two- to Four Family......          76          21,355,650.25        4.52
Cooperative..............          14           5,521,545.23        1.17
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

            OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
OCCUPANCY                      LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Primary Residence........       1,438     $   430,201,540.26       90.97%
Non-Owner Occupied.......         158          29,050,516.82        6.14
Second/Vacation..........          49          13,663,620.96        2.89
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
OCCUPANCY                      LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Purchase.................         941     $   253,945,156.16       53.70%
Equity Refinance.........         410         118,437,530.39       25.04
Rate/Term Refinance......         294         100,532,991.49       21.26
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

              DOCUMENTATION TYPES OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
DOCUMENTATION                  LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
Full/Alternative
Documentation............       1,004     $   330,435,109.82       69.87%
Verbal Verification......         340          83,511,217.92       17.66
No Documentation.........         296          57,480,943.13       12.15
Stated Income............           5           1,488,407.17        0.31
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

       ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF ORIGINAL TERMS       MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
(MONTHS)                       LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
180......................           2     $       363,416.95        0.08%
360......................       1,641         472,302,364.88       99.87
480......................           2             249,896.21        0.05
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         Minimum Original Term to Stated Maturity (months): 180

         Maximum Original Term to Stated Maturity (months): 480

         Weighted Average Original Term to Stated Maturity (months): 360

      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF REMAINING TERMS      MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
(MONTHS)                       LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
168 to 168...............           1     $       290,285.55        0.06%
169 to 180...............           1              73,131.40        0.02
337 to 348...............         274          67,954,117.73       14.37
349 to 360...............       1,367         404,348,247.15       85.50
433 to 444...............           1              27,049.23        0.01
457 to 465...............           1             222,846.98        0.05
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         Minimum Remaining Term to Stated Maturity (months): 168

         Maximum Remaining Term to Stated Maturity (months): 465

         Weighted Average Remaining Term to Stated Maturity (months): 349

                     INDEX OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INDEX                          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
1 Year LIBOR............          933     $   333,699,478.12       70.56%
6 Mo. LIBOR.............          703         136,944,300.07       28.96
1 Year CMT..............            9           2,271,899.85        0.48
                                -----     ------------------      ------
         Total..........        1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

           RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
MONTHS TO NEXT RATE           MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
ADJUSTMENT                     LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
6 Months................          703     $   136,944,300.07       28.96%
12 Months...............          942         335,971,377.97       71.04
                                -----     ------------------      ------
         Total..........        1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

        MONTHS TO NEXT RATE ADJUSTMENT* OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
RATE ADJUSTMENT FREQUENCY      LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
6 to 10.................            1     $       151,069.13        0.03%
11 to 20................            1              27,049.23        0.01
31 to 40................            2             399,131.93        0.08
41 to 50................        1,357         393,623,127.01       83.23
51 to 60................          281          77,493,282.30       16.39
61 to 70................            3           1,222,018.44        0.26
                                -----     ------------------      ------
         Total..........        1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Weighted Average Next Rate Adjustment (months): 50

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
RANGE OF MAXIMUM              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
MORTGAGE RATES                 LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
8.625% to 9.000%........           41     $    16,986,008.26        3.59%
9.001% to 9.500%........          249          96,693,466.09       20.45
9.501% to 10.000%.......          431         150,524,208.80       31.83
10.001% to 10.500%......          398         104,924,145.80       22.19
10.501% to 11.000%......          256          53,312,635.65       11.27
11.001% to 11.500%......          162          31,366,178.25        6.63
11.501% to 12.000%......           78          12,883,489.89        2.72
12.001% to 12.500%......           23           4,546,842.33        0.96
12.501% to 13.000%......            6           1,265,319.50        0.27
13.001% to 13.500%......            1             413,383.47        0.09
                                -----     ------------------      ------
         Total..........        1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         Weighted Average Maximum Mortgage Rate: 10.096%

               PERIODIC RATE CAP OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PERIODIC RATE CAP              LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
1.000%...................         707     $   137,438,364.63       29.06%
2.000%...................         938         335,477,313.41       70.94
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Non-Zero Weighted Average Periodic Rate Cap: 1.709%

               INITIAL RATE CAP OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INITIAL RATE CAP               LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
1.000%...................           4     $       494,064.56        0.10%
2.000%...................           5           2,041,424.50        0.43
5.000%...................       1,636         470,380,188.98       99.46
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Non-Zero Weighted Average Initial Rate Cap: 4.983%

                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
RANGE OF GROSS MARGIN          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
2.250% to 2.250%.........         967     $   340,500,627.35       72.00%
2.251% to 2.500%.........          35           6,128,530.75        1.30
2.501% to 2.750%.........           6           1,503,141.71        0.32
2.751% to 3.000%.........           1             480,542.94        0.10
4.751% to 5.000%.........         636         124,302,835.29       26.28
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

Weighted Average Gross Margin: 2.978%

                 PRODUCT TYPE OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
PRODUCT TYPE                   LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
5/25 1 YR LIBOR ARM IO....        721     $   250,375,332.95       52.94%
5/25 6 MO LIBOR ARM.......        579         111,204,199.52       23.51
5/25 1 YR LIBOR ARM.......        210          82,684,293.34       17.48
5/25 6 MO LIBOR ARM IO....        124          25,740,100.55        5.44
5/25 1 YR CMT ARM.........          7           1,538,664.11        0.33
7/23 1 YR LIBOR ARM.......          2             639,851.83        0.14
7/23 1 YR CMT ARM.........          1             582,166.61        0.12
1 YR CMT..................          1             151,069.13        0.03
                                -----     ------------------      ------
         Total............      1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

             INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP IV

                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE
                              MORTGAGE     OUTSTANDING AS OF    PERCENTAGE OF
INTEREST ONLY FEATURE          LOANS         APRIL 1, 2005     MORTGAGE LOANS
---------------------------   ---------   -------------------  --------------
None.....................         800     $   196,800,244.54       41.61%
3 Years..................           2             951,665.72        0.20
5 Years..................         843         275,163,767.78       58.18
                                -----     ------------------      ------
         Total...........       1,645     $   472,915,678.04      100.00%
                                =====     ==================      ======

         The definition of "Indenture" is deleted in its entirety and replaced with the following:

         "INDENTURE -- The Indenture dated as of June 30, 2004, between the Issuer and the Indenture Trustee, including any amendments or supplements thereto."

                      [RBS GREENWICH CAPITAL LOGO OMITTED]

This supplement may be used to offer or sell the notes offered hereby only if accompanied by the prospectus supplement and prospectus.

Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the Notes offered by this supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.